UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2017

__________________

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

__________________

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA   19010

Registrant's telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

_     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

_     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

_     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

_     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2017, The Bryn Mawr Trust Company (the “Bank”), wholly-owned subsidiary of Bryn Mawr Bank Corporation (the “Corporation” and together with the Bank, “Bryn Mawr Trust”) appointed Michael LaPlante as Senior Vice President, Controller, and Chief Accounting Officer. Mr. LaPlante will also be the Chief Accounting Officer (and principal accounting officer) of the Corporation.

Mr. LaPlante, 45, joins Bryn Mawr Trust from The Bank of Princeton, a mid-Atlantic bank, where he served as Senior Vice President and Chief Accounting Officer beginning in 2015. Prior to The Bank of Princeton, Mr. LaPlante was at Deloitte LLP, where he served as a Senior Manager in the Firm’s National Financial Institutions Advisory Practice from 2013 through 2015. Mr. LaPlante additionally served as Senior Vice President, Chief Accounting Officer and Corporate Controller for the First National Bank of Chester County from 2009 through 2012. Mr. LaPlante holds a bachelor of arts degree in accounting from Fox School of Business and Management - Temple University, and is a certified public accountant.

There are no arrangements or understandings between Mr. LaPlante and any other persons, pursuant to which he was appointed as an officer of Bryn Mawr Trust, no family relationships among any of the directors or executive officers of Bryn Mawr Trust, and Mr. LaPlante has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. LaPlante will receive an annual base salary, and be eligible to participate in bonus, equity opportunities and other benefit and compensation plans, at levels consistent with his position and scope of responsibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date: July 12, 2017	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer